UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2026

BitGo Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-43057	82-3998490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 S. Reid Street, Suite 307, PMB# 9793
Sioux Falls, SD 57103
(Address of principal executive offices, including zip code)

(650) 847-0009
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BTGO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2026, Jody Mettler informed the Board of Directors of BitGo Holdings, Inc. (the “Company”) of her intention to resign as Chief Operating Officer of the Company, effective October 16, 2026 (the “Resignation Date”). Ms. Mettler’s decision to resign was not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Ahead of the Resignation Date, Ms. Mettler will assist the Company in transitioning her existing roles and responsibilities to other members of the Company’s leadership team.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BitGo Holdings, Inc.

Date:	September 25, 2026	By:	/s/ Charles Thompson
Charles Thompson
Chief Legal Officer